 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	April 30, 2018

Commission File Number	000-31380

APPLIED MINERALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-0096527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

55 Washington Street, Brooklyn NY 11201	11201
(Address of principal executive offices)	(Zip Code)

(212) 226-4265
(Issuer’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 30, 2018, the Board of Directors of Applied Minerals, Inc. (the "Company") appointed Michael Barry a director of the Company.

Pursuant to a Director Nomination Agreement dated December 22, 2011, Samlyn Onshore Fund, LP and Samlyn Offshore Master Fund, Ltd. (together the “Funds”) jointly have the right to designate a person as a nominee for director and the Company shall use commercially reasonable efforts to cause the election or appointment of such nominee as a director. The Funds designated Mr. Barry as their nominee and he was appointed a director on April 30, 2018.

At Mr. Barry’s direction, Mr. Barry’s compensation for service as a director will be paid to the Funds. On April 30, 2018, the Funds were granted under the 2017 Incentive Plan options to purchase an aggregate 347,222 shares of Common Stock, of which options to purchase 138,889 shares vested immediately and the remaining options vest on July 1, 2018. The options are in respect of Mr. Barry’s Board service through the third quarter of 2018 and are consistent with the compensation arrangements of the other directors.

The Board of Directors has not yet named Mr. Barry to any of the committees of the Board.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED MINERALS, INC.

Dated:	May 3, 2018	/s/ ANDRE ZEITOUN
By: Andre Zeitoun
President and Chief Executive Officer